                                                                    EXHIBIT 23.4


                                DELOITTE & TOUCHE




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of El Sitio, Inc. on Form S-8 of our report dated November 4, 1999 (relating to the statements of net revenues and direct costs and expenses of IMPSAT S.A., Colombia's retail dial-up access business presented separately herein) appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche

December 10, 1999